Exhibit 99.1

Roth CH Acquisition V Co. Announces Effectiveness of Registration Statement for Proposed Business Combination with New Era Helium Corp.

Special Meeting of Roth CH Acquisition V Co. Stockholders is Scheduled for November 26, 2024

FOR IMMEDIATE RELEASE

NEWPORT BEACH, Calif – November 11, 2024. Roth CH Acquisition V Co. (“ROCL”) (NASDAQ: ROCL, ROCLU, ROCLW), a publicly traded special purpose acquisition company, has announced that the U.S. Securities and Exchange Commission (“SEC”) has declared effective the registration statement on Form S-4 filed by ROCL’s wholly owned subsidiary, Roth CH V Holdings, Inc. (“Holdings”), in connection with ROCL’s proposed business combination with New Era Helium Corp. (“NEH” or the “Company”), an exploration and production company specializing in helium sourced from natural gas reserves in North America. The related proxy statement/prospectus (the “Proxy Statement/Prospectus”) was first mailed to ROCL stockholders on or about November 6, 2024. ROCL’s shareholders are scheduled to vote on the matter at a special meeting of stockholders on November 26, 2024

“We are pleased the SEC has declared effective the registration statement and that the proxy statement has been mailed, marking a significant milestone in our proposed business combination with Roth CH V Holdings, Inc.,” said E. Will Gray II, Chief Executive Officer of NEH. “This development brings us closer to realizing our vision of becoming a publicly traded, leading helium exploration and production company in North America.”

Please read the Proxy Statement/Prospectus here, which provides details on the proposed business combination, among other related matters.

An updated investor presentation is expected to be filed with the SEC on Tuesday November 12, 2024, and be available on ROCL’s website and on NEH’s website.

About New Era Helium Corporation

NEH is an exploration and production company that sources helium produced in association with the production of natural gas reserves in North America. The company currently owns and operates over 137,000 acres in Southeast New Mexico and has over 1.5 billion cubic feet of proved, and probable helium reserves. More information can be found at www.newerahelium.com.

About Roth CH Acquisition V Co.

Roth CH Acquisition V Co. is a blank check company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Roth CH Acquisition V Co. is jointly managed by affiliates of Roth Capital Partners and Craig-Hallum Capital Group. Its initial public offering occurred on December 3, 2021. For more information, visit https://www.rothch.com/.

Additional Information and Where to Find It

In connection with the proposed business combination, Holdings filed with the SEC a registration statement on Form S-4 (File No. 333-280591) (the “Registration Statement”) containing a proxy statement of ROCL which also constitutes a prospectus (the “Proxy Statement/Prospectus”) of Holdings. The Registration Statement was declared effective by the SEC on November 6, 2024, and was first mailed to ROCL’s stockholders on or about November 6, 2024.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, ROCL’s and NEH’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” “intends,” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in ROCL’s final prospectus for its initial public offering, filed with the SEC on December 2, 2021, under the heading “Risk Factors.” These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and ROCL and NEH believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither ROCL nor NEH is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

In addition to factors previously disclosed in ROCL’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) expectations regarding NEH’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and NEH’s ability to invest in growth initiatives and pursue acquisition opportunities; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; (iii) the outcome of any legal proceedings that may be instituted against ROCL or NEH following announcement of the proposed business combination and the transactions contemplated thereby; (iv) the inability to complete the proposed business combination due to, among other things, the failure to obtain Roth CH V stockholder approval on the expected terms and schedule, as well as the risk that regulatory approvals required for the proposed business combination are not obtained or are obtained subject to conditions that are not anticipated; (v) the failure to meet the minimum cash requirements of the business combination agreement due to ROCL stockholder redemptions and the failure to obtain replacement financing; the inability to complete the concurrent PIPE, (vi) the risk that the proposed business combination or another business combination may not be completed by ROCL’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (vii) the risk that the announcement and consummation of the proposed business combination disrupts NEH’s current operations and future plans; (viii) the ability to recognize the anticipated benefits of the Proposed Business Combination; (ix) unexpected costs related to the proposed business combination; (x) the amount of any redemptions by existing holders of the ROCL common stock being greater than expected; (xi) limited liquidity and trading of ROCL’s securities; (xii) geopolitical risk and changes in applicable laws or regulations; (xii) the possibility that ROCL and/or NEH may be adversely affected by other economic, business, and/or competitive factors; (xiv) operational risk; (xv) risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and (xvi) the risks that the consummation of the proposed business combination is substantially delayed or does not occur.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond ROCL’s and NEH’s control. While all projections are necessarily speculative, ROCL and NEH believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that ROCL and NEH, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

The foregoing list of factors is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in ROCL and is not intended to form the basis of an investment decision in ROCL. Readers should carefully review the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of the Registration Statement and the other reports, which ROCL has filed or will file from time to time with the SEC. There may be additional risks that neither ROCL nor NEH presently know, or that ROCL and NEH currently believe are immaterial, that could cause actual results to differ from those contained in forward looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. All subsequent written and oral forward-looking statements concerning ROCL and NEH, the proposed business combination or other matters and attributable to ROCL and NEH or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Participants in the Solicitation

ROCL, NEH and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described herein under the rules of the SEC. Information about such persons and a description of their interests will be contained in the Registration Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale, issuance or transfer of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact Information

Roth CH Acquisition V Co.
RothCH@roth.com

New Era Helium Corp.

E. Will Gray II
CEO, NEH
Will@NewEraHelium.com
Jonathan Paterson
Investor Relations
Jonathan.Paterson@harbor-access.com Tel +1 475 477 9401